EXHIBIT 32.1

In connection with the Quarterly Report of United Cannabis Corporation (the "Company") on Form 10-Q for the period ending September 30, 2019 as filed with the Securities and Exchange Commission (the "Report"), Earnest Blackmon, the Company’s Principal Executive Officer and John Walsh, the Company’s Principal Financial Officer, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2013, that to the best of their knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

November 14, 2019	/s/ Earnest Blackmon
Earnest Blackmon
Principal Executive Officer

November 14, 2019	/s/ John Walsh
John Walsh
Principal Financial Officer